 CUSIP No. 007869100                  13-G                   Page 8 of  11 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
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                                FEBRUARY 11, 1998
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               MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. and MILLER ANDERSON &

               SHERRERD, LLP, and MILLER ANDERSON SHERRERD FUNDS VALUE PORTFOLIO

               hereby agree that,  unless  differentiated,  this Schedule 13G is filed on behalf of each of the parties.


            MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

            BY: /s/ Bruce Bromberg
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            Bruce Bromberg / Vice President Morgan Stanley & Co., Incorporated

            MILLER ANDERSON & SHERRERD, LLP

            BY: /s/ Paul A. Frick
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            Paul A. Frick / Vice President Miller Anderson & Sherrerd LLP

            MAS FUNDS VALUE PORTFOLIO

            BY: /s/ Lorraine Truten
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            Lorraine Truten / Vice President MAS Funds


* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).